UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020 (February 24, 2020)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 412-553-1950

Office of the Secretary 412- 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ARNC	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	ARNC PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, Arconic Inc. (the “Company”) (which will be renamed Howmet Aerospace Inc. in connection with the Separation (as defined below)) entered into employment letter agreements with its current Chief Executive Officer, John C. Plant, and with Tolga Oal, who currently serves as President of the Company’s Engineered Structures division, pursuant to which Messrs. Plant and Oal will serve as Co-Chief Executive Officers of the Company following consummation of the expected distribution by the Company of all outstanding shares of Arconic Rolled Products Corporation (to be renamed Arconic Corporation) (“Arconic Corporation”) (such transaction, the “Separation”). Until the Separation, Mr. Plant will continue to serve as sole Chief Executive Officer of the Company and Mr. Oal will hold the title of Co-Chief Executive Officer Designate.

The letter agreement with Mr. Plant provides for a term of employment from the Separation through March 31, 2023. Pursuant to the agreement, Mr. Plant will continue to receive an annual base salary of $1.6 million and will not be eligible for annual incentive compensation. The letter agreement provides that following the Separation the Company will grant to Mr. Plant: (i) time-vesting restricted stock units relating to 1,000,000 shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), vesting on March 31, 2023, subject to Mr. Plant’s continued employment through such date, provided that a prorated portion of such restricted award would vest upon a termination of Mr. Plant’s employment due to Mr. Plant’s death or disability, and such award would vest upon a termination of Mr. Plant’s employment by the Company without cause or by Mr. Plant for good reason, and (ii) performance-vesting restricted stock units relating to 1,800,000 shares of Common Stock, which may vest in part or in full on March 31, 2023, subject to Mr. Plant’s continued employment through such date and to achievement of various stock price targets. In the event of a termination of a termination of Mr. Plant’s employment due to Mr. Plant’s death or disability, by the Company without cause, or by Mr. Plant for good reason, or in the event of a change in control, the portion of the performance-vesting restricted stock units with respect to which the stock price goals have previously been achieved, if any, would vest upon termination. The number of restricted stock units and the stock price targets have been determined taking into account the expected impact of the Separation and are not expected to be adjusted in connection with the Separation.

Pursuant to the letter agreement, if Mr. Plant’s employment is terminated by the Company without cause or by Mr. Plant for good reason, the Company will pay Mr. Plant a severance payment of $3,200,000, if such termination does not occur during the two-year period commencing on a change in control. If such termination occurs during the two-year period commencing on a change in control, the severance payment will equal the product of 650,000 and the per share price of the Common Stock prior to the change in control.

Except as set forth above or as otherwise determined by the Company, Mr. Plant will not be eligible for any incentive compensation or severance during the term.

The letter agreement with Mr. Oal provides for an annual compensation package consisting of a base salary of $875,000, a target annual bonus award of 100% of base salary, and eligibility for annual equity compensation awards. Pursuant to the letter agreement, Mr. Oal’s 2020 annual equity award grants will consist of (i) a restricted share unit award with a grant date value of $1,400,000, which will vest on the third anniversary of the grant date, subject to Mr. Oal’s continued employment through such date, and (ii) a performance-based restricted share unit award with a grant date value (at target) of $2,100,000, which will be subject to performance goals applicable to the Company’s post-Separation businesses, as well as Mr. Oal’s continued employment through the third anniversary of the grant date. The letter agreement also provides for relocation benefits in connection with Mr. Oal’s required relocation to the Pittsburgh, Pennsylvania metropolitan area no later than September 30, 2020.

Pursuant to the letter agreement, Mr. Oal will be designated as a Tier I participant in the Company’s severance plans.

Concurrently with signing the employment letter agreement, Mr. Oal agreed to execute a confidentiality, developments, non-competition and non-solicitation agreement with the Company, which includes, among other things, a perpetual confidentiality covenant and one-year post-termination non-competition and employee and customer non-solicitation covenants.

The effectiveness of the employment letter agreements with Messrs. Plant and Oal is contingent upon the occurrence of the Separation no later than June 1, 2020 (as such date may be extended by mutual agreement of the applicable parties).

The foregoing descriptions of the employment letter agreements with Messrs. Plant and Oal do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements filed herewith as Exhibits 10.1 and 10.2, respectively.

Mr. Oal, 48, currently serves as President of Arconic Engineered Structures, a global leader in highly engineered titanium and aluminum components for the aerospace and defense markets, a position he assumed when he commenced employment with the Company in May 2019. Mr. Oal has more than 20 years of global experience in manufacturing, engineering, sales, finance and product strategy. From 2015-2019, he held leadership roles in operations and purchasing for American Axle & Manufacturing in Detroit, Michigan, where he had $4.2 billion P&L responsibility for the Driveline business with 9,000 employees in 17 production and engineering facilities worldwide. From 2008-2015, Mr. Oal held key finance and operations positions in TRW Automotive’s Electronics business segment, where he ultimately had $1.5 billion P&L responsibility, oversight of 3,000 employees and 16 manufacturing and engineering centers in Americas, Europe and Asia. Mr. Oal earned an MBA in International Finance from the University of Florida – Gainesville and a BS in Chemical Engineering / Process Engineering from Bosphorus University in Istanbul, Turkey, and is a graduate of the University of Michigan Executive Management Program at Ann Arbor.

Item 7.01.	Regulation FD Disclosure.

On February 12, 2020, the Company announced that, in connection with the Separation, each of the Company and Arconic Corporation will host an investor day on February 25, 2020. The Company’s investor day will begin at 10:00 a.m. Eastern Time on February 25, 2020, and Arconic Corporation’s investor day will begin at 1:00 p.m. Eastern Time on February 25, 2020.

A copy of the materials to be presented at the Company’s investor day is attached hereto as Exhibit 99.1, and is incorporated herein by reference. A copy of the materials to be presented at Arconic Corporation’s investor day is attached hereto as Exhibit 99.2, and is incorporated herein by reference. In addition, the presentation materials will be available shortly before the commencement of the investor day on www.arconic.com.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01, in Exhibit 99.1 and in Exhibit 99.2 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. In addition, the furnishing of this Item 7.01 of Form 8-K, Exhibit 99.1 and Exhibit 99.2 will not be deemed an admission that such information includes material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement between Arconic Inc. and John C. Plant, dated as of February 24, 2020

10.2	Employment Letter Agreement between Arconic Inc. and Tolga Oal, dated as of February 24, 2020

99.1	Howmet Aerospace Investor Day Presentation, dated February 25, 2020

99.2	Arconic Corporation Investor Day Presentation, dated February 25, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: February 25, 2020	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary